UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2006

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 21, 2006, Tessera Technologies, Inc. (“Tessera”) announced that it has entered into a definitive technology license agreement (the “License Agreement”) with Micron Technology, Inc. (“Micron”). Under the terms of the License Agreement, Micron will pay $30 million in cash for a world-wide, non-exclusive, royalty-bearing license to Tessera’s Compliant Chip (TCC) technology. In connection with the License Agreement, Tessera and Micron have agreed to settle all outstanding litigation between the companies. The $30 million payment will be received by Tessera in the third quarter of 2006 and includes full payment of past royalties through June 30, 2006 on the use of the TCC technology. In addition, under the License Agreement, Micron shall pay royalties to Tessera on a quarterly basis in the future with respect to the use of the TCC technology. The License Agreement expires on May 22, 2012, subject to Micron’s option to extend the agreement for one additional five-year term.

The foregoing description is qualified in its entirety by reference to the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On July 21, 2006, Tessera issued a press release regarding the License Agreement with Micron. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	TCC License Agreement, dated July 21, 2006, among Tessera Technologies, Inc. and certain of its affiliates and Micron Technology, Inc. and certain of its affiliates

99.1	Press Release, dated July 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2006	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Michael Forman
	Name:	Michael Forman
	Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	TCC License Agreement, dated July 21, 2006, among Tessera Technologies, Inc. and certain of its affiliates and Micron Technology, Inc. and certain of its affiliates

99.1	Press Release, dated July 21, 2006